Exhibit 99.1

Leslie’s, Inc. Announces Strong Results for Fourth Quarter and Fiscal 2020; Record Sales of $1.1 Billion in Fiscal 2020

•	Fiscal 2020 sales increase of 19.8% to $1,112 million; Comparable sales growth of 18.0%
•	Fiscal 2020 GAAP net income increase to $58.6 million from $0.7 million in Fiscal 2019; Adjusted net income increase to $65.0 million from $12.8 million in Fiscal 2019
•	Fiscal 2020 adjusted EBITDA increase of 14.2% to $182.8 million
•	Fourth quarter Fiscal 2020 comparable sales growth of 23.3%

PHOENIX, Dec. 21, 2020 (GLOBE NEWSWIRE) – Leslie's, Inc. ("Leslie's" or Company; NASDAQ:LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the fourth quarter and full year of Fiscal 2020 ended October 3, 2020.

Mike Egeck, Chief Executive Officer, commented Our fourth quarter performance capped off a record year for Leslie’s. Fiscal 2020 marked our 57th consecutive year of sales growth with sales surpassing $1 billion for the first time in our history. In addition to our topline performance, we also delivered Adjusted EBITDA growth of over 14% for the year as we continued to benefit from the key attributes that differentiate Leslie’s in the advantaged pool industry. The recurring, non-discretionary nature of demand for our products, our unique and expanding capabilities, and well-developed strategies to drive market share gains, all combined to further solidify our position as the largest and most trusted direct-to-consumer brand in the pool and spa industry.

Mr. Egeck added, Fiscal 2021 is off to a good start and was also marked by an important milestone for Leslie’s as the dedication and contributions of our team members enabled us to complete our initial public offering.  We enter this next chapter with energy, excitement and a focus on driving stakeholder value.  As we look ahead, we see a continuation of strong after-market industry tailwinds as we execute against our plans to increase our share of the $11 billion pool and spa market.

Fiscal Year 2020 Highlights

•

Sales increased 19.8% to a record $1,112.2 million from $928.2 million in Fiscal 2019. Excluding the impact of the 53rd week in Fiscal 2020, sales increased 17.9%; comparable sales increased 18.0% on a fifty-two week basis

•	Fiscal 2020 included a 53rd week, which we estimate added approximately $18.0 million in sales, $3.0 million in Adjusted EBITDA, and $1.5 million in net income
•	Gross profit increased 21.3% to $460.7 million from $379.7 million in Fiscal 2019 and gross margin increased by 51 bps to 41.4% from 40.9% in Fiscal 2019
•

Selling, general and administrative expenses (SG&A) increased to $314.3 million from $258.2 million in Fiscal 2019. During the year, we recorded increased costs related to higher sales volume, COVID-19, strategic consolidation of certain locations, and performance compensation

•	Operating income increased 20.4% to $146.4 million from $121.6 million in Fiscal 2019
•	Net income increased to $58.6 million from $0.7 million in Fiscal 2019. Adjusted net income increased to $65.0 million from $12.8 million in Fiscal 2019
•	Diluted income per common share increased to $0.37 from $0.00 in Fiscal 2019. Adjusted diluted income per common share increased to $0.42 from $0.08 in Fiscal 2019

•	Adjusted EBITDA increased 14.2% to a record $182.8 million from $160.0 million in Fiscal 2019

Fourth Quarter Highlights

•

Sales increased 27.9% to $381.3 million from $298.2 million in the fourth quarter of Fiscal 2019. Excluding the impact of the 53rd week in fourth quarter of Fiscal 2020, sales increased 21.8%; comparable sales increased 23.3% on a thirteen week basis

•	Gross profit increased 26.9% to $166.6 million from $131.3 million in the fourth quarter of Fiscal 2019 and gross margin was 43.7% as compared to 44.0% in the fourth quarter of Fiscal 2019
•

SG&A increased to $98.6 million from $72.4 million in the fourth quarter of Fiscal 2019. During the quarter, we recorded increased costs related to higher sales volume, COVID-19, and performance compensation

•	Operating income increased 15.5% to $68.0 million from $58.9 million in the fourth quarter of Fiscal 2019
•	Net income increased to $42.1 million from $0.8 million in the fourth quarter of Fiscal 2019. Adjusted net income increased to $43.7 million from $5.8 million in the prior year
•	Diluted income per common share increased to $0.27 from $0.00 in the fourth quarter of Fiscal 2019. Adjusted income per common share increased to $0.28 from $0.04 in the fourth quarter of Fiscal 2019
•	Adjusted EBITDA increased 12.2% to $78.4 million from $69.9 million in the fourth quarter of Fiscal 2019

Balance Sheet and Cash Flow Highlights

•	Cash and cash equivalents totaled $157.1 million at the end of Fiscal 2020 compared to $90.9 million at the end of Fiscal 2019
•	Inventory totaled $149.0 million at the end of Fiscal 2020 compared to $149.7 million at the end of Fiscal 2019
•	Net cash provided by operating activities totaled $103.4 million in Fiscal 2020 compared to $57.8 million in Fiscal 2019
•	Capital expenditures totaled $20.6 million in Fiscal 2020 compared to $27.4 million in Fiscal 2019

Recent Developments

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On November 2, 2020, the Company closed its initial public offering (IPO) at an offering price of $17.00 per share. The Company sold 30 million primary shares of its common stock in the IPO, resulting in net proceeds to the Company of $459 million after deducting underwriters' discounts and commissions and other offering expenses

•

The Company used the net proceeds from the sale of primary shares in the IPO to repay the entire outstanding amount of its senior unsecured floating rate notes due 2024, which was $390 million as of October 3, 2020, and remaining proceeds will be used for working capital and general corporate purposes

Fiscal 2021 Outlook

The Company expects the following for full year Fiscal 2021:

Sales	$1,155 to $1,175 million
GAAP net income	$82 to $92 million
Adjusted net income	$96 to $106 million
Adjusted EBITDA	$192 to $198 million
Adjusted net income per share	$0.50 to $0.55
Diluted share count	193 million

Conference Call Details

A conference call to discuss the fourth quarter and full fiscal 2020 financial results is scheduled for today, December 21, 2020 at 9:00 a.m. Eastern Time.  Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.lesliespool.com/ for 90 days.

About Leslie's

Founded in 1963, Leslie's is the largest direct-to-consumer brand in the U.S. pool and spa care industry, serving residential, professional, and commercial consumers. Leslie's markets its products through more than 900 physical locations and multiple digital platforms. The company employs more than 5,000 associates, pool and spa care experts, and certified technicians who are passionate about empowering consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (GAAP), the Company uses certain non-GAAP financial measures, including Comparable Sales Growth and Adjusted EBITDA, Adjusted Net Income, and Adjusted net income per share, to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. These non-GAAP financial measures should not be considered in isolation or as substitutes for the Company’s results as reported under GAAP.  In addition, these non-GAAP financial measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure Comparable Sales Growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable Sales is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted EBITDA is defined as earnings before interest (including amortization of debt costs), taxes, depreciation, amortization, loss (gain) on disposition of assets, management fees, equity-based compensation expense, mark-to-market on interest rate cap, and special items. Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income and Adjusted Net Income per Share

Adjusted net income and Adjusted net income per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income and Adjusted net income per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income is defined as net income adjusted to exclude loss (gain) on disposition of assets, management fees, equity-based compensation expense, mark-to-market on interest rate cap, and special items.  Adjusted net income per share is defined as Adjusted net income divided by the weighted average number of common shares outstanding.

Forward Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as anticipate, believe, contemplate, continue, could, estimate, expect, intend, may, plan, potential, predict, project, should, target, will, or would or the negative of these words or other similar terms or expressions. Our actual results could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

•	our ability to execute on our growth strategies;
•	our ability to maintain favorable relationships with suppliers and manufacturers;
•	competition from mass merchants and specialty retailers;
•	regulatory changes and development affecting our current and future products;
•	our ability to obtain additional capital to finance operations;
•	impacts on our business from the COVID-19 pandemic; and

•

other risks and uncertainties, including those listed in the section titled Risk Factors in the prospectus for our IPO, filed on October 30, 2020, and subsequent filings with the U.S. Securities and Exchange Commission.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled Risk Factors in the prospectus for our IPO, filed on October 30, 2020, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that we believe and similar statements reflect our beliefs and opinions on the relevant subject based on information available to us as of the date of this press release. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Condensed Consolidated Statements of Operations (unaudited)

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
In thousands, except per share amounts	October 3, 2020	September 28, 2019
Sales	$1,112,229	$928,203
Cost of merchandise and services sold	651,516	548,463
Gross profit	460,713	379,740
Selling, general and administrative expenses	314,338	258,152
Operating income	146,375	121,588
Other expense:
Interest expense	84,098	98,578
Other expenses, net	1,089	7,453
Total other expense	85,187	106,031
Income before taxes	61,188	15,557
Income tax expense	2,627	14,855
Net income	$58,561	$702

Net income per share
Basic and Diluted	$0.37	$0.00
Weighted average shares outstanding
Basic and Diluted	156,500	156,500

Condensed Consolidated Statements of Operations (unaudited)

	Fourteen Weeks Ended	Thirteen Weeks Ended
In thousands, except per share amounts	October 3, 2020	September 28, 2019
Sales	$381,313	$298,219
Cost of merchandise and services sold	214,678	166,906
Gross profit	166,635	131,313
Selling, general and administrative expenses	98,587	72,376
Operating income	68,048	58,937
Other expense:
Interest expense	18,585	23,937
Other expenses, net	179	3,044
Total other expense	18,764	26,981
Income before taxes	49,284	31,956
Income tax expense	7,229	31,176
Net income	$42,055	$780
Net income per share
Basic and Diluted	$0.27	$0.00
Weighted average shares outstanding
Basic and Diluted	156,500	156,500

Condensed Consolidated Balance Sheets (unaudited)

In thousands	October 3, 2020	September 28, 2019
Assets
Current assets
Cash and cash equivalents	$157,072	$90,899
Accounts and other receivables, net	31,481	33,872
Inventories, net	148,966	149,729
Prepaid expenses and other current assets	34,614	7,589
Total current assets	372,133	282,089
Property and equipment, net	66,391	78,506
Operating lease right-of-use assets	177,655	-
Goodwill and other intangibles, net	121,186	117,724
Deferred tax assets	6,583	-
Other assets	2,490	1,402
Total assets	$746,438	$479,721
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$92,372	$68,347
Accrued expenses	101,167	82,121
Operating lease liabilities	54,459	-
Income taxes payable	1,857	6,713
Current portion of long-term debt	8,341	8,341
Total current liabilities	258,196	165,522
Deferred tax liabilities	-	1,240
Operating lease liabilities, net	130,234	-
Long-term debt, net	1,179,550	1,186,493
Other long-term liabilities	5,457	13,823
Total liabilities	1,573,437	1,367,078
Total stockholders' deficit	(826,999)	(887,357)
Total liabilities and stockholders' deficit	$746,438	$479,721

Condensed Consolidated Statements of Cash Flows (unaudited)

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
In thousands	October 3, 2020	September 28, 2019
Operating activities
Net income	$58,561	$702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,925	30,424
Equity-based compensation	1,785	2,130
Amortization of deferred financing costs and debt discounts	3,489	3,240
Provision for doubtful accounts	577	463
Deferred income taxes	(7,823)	(754)
Loss on disposition of assets	785	1,751
Changes in operating assets and liabilities:
Accounts and other receivables	1,813	(5,632)
Inventories	1,762	(3,797)
Prepaid expenses and other current assets	(26,912)	(1,670)
Other assets	(1,070)	4,518
Accounts payable and accrued expenses	39,336	23,832
Income taxes payable	(4,856)	2,614
Operating lease assets and liabilities, net	7,037	—
Net cash provided by operating activities	103,409	57,821
Investing activities
Purchases of property and equipment	(20,630)	(27,444)
Acquisitions, net of cash acquired	(6,188)	(9,616)
Proceeds from dispositions of fixed assets	7	64
Net cash used in investing activities	(26,811)	(36,996)
Financing activities
Borrowings on revolving commitment	238,750	190,900
Repayments on revolving commitment	(238,750)	(190,900)
Principal payments on Term Loan	(10,425)	(6,255)
Payment of dividend	—	(1,240)
Net cash used in financing activities	(10,425)	(7,495)
Net increase in cash and cash equivalents	66,173	13,330
Cash and cash equivalents, beginning of period	90,899	77,569
Cash and cash equivalents, end of period	$157,072	$90,899

GAAP to Non-GAAP Reconciliation (unaudited)

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
In thousands, except per share amounts	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net income	$42,055	$780	$58,561	$702
Interest expense	18,585	23,937	84,098	98,578
Income tax expense	7,229	31,176	2,627	14,855
Depreciation and amortization expenses (a)	8,341	7,554	28,925	30,424
Loss on disposition of assets (b)	299	1,339	785	1,751
Management fee (c)	1,747	1,810	4,900	4,533
Equity-based compensation expense (d)	(8)	679	1,785	2,130
Mark-to-market on interest rate cap (e)	—	48	22	4,288
Other (f)	179	2,589	1,067	2,742
Adjusted EBITDA	$78,427	$69,912	$182,770	$160,003

Net income	$42,055	$780	$58,561	$702
Loss on disposition of assets (b)	299	1,339	785	1,751
Management fee (c)	1,747	1,810	4,900	4,533
Equity-based compensation expense (d)	(8)	679	1,785	2,130
Mark-to-market on interest rate cap (e)	—	48	22	4,288
Other (f)	179	2,589	1,067	2,742
Tax effects of these adjustments (g)	(558)	(1,416)	(2,147)	(3,381)
Adjusted net income	$43,714	$5,829	$64,973	$12,765
Adjusted net income per share
Basic and Diluted	$0.28	$0.04	$0.42	$0.08
Weighted average shares outstanding
Basic and Diluted	156,500	156,500	156,500	156,500

(a) Includes depreciation related to our distribution centers and stores which is included within the cost of merchandise and services sold line item in our condensed consolidated statements of operations.

(b) Consists of loss on disposition of assets associated with store closures or the sale of property and equipment.

(c) Represents amounts paid or accrued in connection with our management services agreement. The management services agreement terminated upon the completion of our IPO.

(d) Represents non-cash charges related to equity-based compensation.

(e) Includes non-cash charges related to the change in fair value of our interest rate cap agreements.

(f) Other non-recurring, non-cash or discrete items as determined by management, such as transaction related costs, personnel-related costs, legal expenses, strategic project costs, and miscellaneous costs.

(g) Represents the tax effect of the total adjustments based on our statutory tax rate for each fiscal year.